                                                                    Exhibit 23


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-145308 and 333-132193) of our report dated February 28, 2007 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2006 Annual Report to Shareholders of Anheuser-Busch Companies, Inc., which is incorporated by reference in Anheuser-Busch Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the incorporation by reference of our report dated February 28, 2007 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our report dated June 29, 2007 relating to the financial statements, which appears in the Annual Report of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) on Form 11-K for the year ended March 31, 2007.

PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP


St. Louis, Missouri
September 21, 2007